CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.01 per share	6,630,000	$18.00	$119,340,000	$8,509

(1)	Calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-155929

PROSPECTUS SUPPLEMENT

(To prospectus dated December 4, 2008)

WEBSTER FINANCIAL CORPORATION

6,630,000 Shares of Common Stock

We are offering 6,630,000 shares of our common stock. In connection with this offering, and pursuant to existing contractual rights, Warburg Pincus and one of its affiliates, each an existing stockholder, agreed to purchase, at the same price per share, net of underwriting discounts and commissions, as offered to the public, 2,069,848 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “WBS.” On December 20, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $18.49 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 to read about factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Per Share	Total
Public offering price	$18.000	$119,340,000
Underwriting discounts and commissions	$0.395	$2,618,850
Proceeds, before expenses, to Webster Financial Corporation	$17.605	$116,721,150

The underwriter expects to deliver the common stock against payment on or about December 27, 2010 only in book-entry form through the facilities of The Depository Trust Company.

Barclays Capital

The date of this prospectus supplement is December 21, 2010.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes our common stock and certain other matters relating to our company. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the offering. Generally, the term “prospectus” refers to both parts combined.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We, and the underwriter, are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of each document regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of these securities. In case there are any differences or inconsistencies between this prospectus supplement, the accompanying prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

All references in this prospectus supplement to “Webster Financial,” “we,” “us,” “our” or similar references mean Webster Financial Corporation and its successors, and include our consolidated subsidiaries where the context so requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. Documents we have filed with the SEC are also available on our website at www.websteronline.com. Except as expressly stated herein, information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-31486). These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 1, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 filed on May 6, 2010, August 3, 2010 and November 3, 2010, respectively;

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•	our Proxy Statement on Schedule 14A filed on March 19, 2010; and

•

our Current Reports on Form 8-K filed with the SEC on January 15, 2010, February 12, 2010, February 23, 2010, April 30, 2010, June 1, 2010, July 23, 2010, September 29, 2010, October 6, 2010, December 17, 2010 and December 20, 2010 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed).

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus supplement is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

You may obtain copies of these documents, other than exhibits, free of charge by contacting Terrence K. Mangan, Senior Vice President, Investor Relations, at our principal executive offices, which are located at 145 Bank Street, Waterbury, Connecticut 06702, or by telephone at (203) 578-2202.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the prospectus and the information included or incorporated by reference in them include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including:

•	local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact;

•	volatility and disruption in national and international financial markets;

•	government intervention in the U.S. financial system;

•	changes in the level of non-performing assets and charge-offs;

•	changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio;

•	inflation, interest rate, securities market and monetary fluctuations;

•	the timely development and acceptance of new products and services and perceived overall value of these products and services by customers;

•	changes in consumer spending, borrowings and savings habits;

•	technological changes;

•	the ability to increase market share and control expenses;

•	changes in the competitive environment among banks, financial holding companies and other financial service providers;

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•

the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply, including those under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development;

•

the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•

the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and

•	our success at managing the risks involved in the foregoing items.

Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. Such developments could have an adverse impact on our financial position and our results of operations.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains basic information about us and this offering. Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and accompanying prospectus carefully, including the section entitled “Risk Factors” and the documents incorporated by reference herein, including the financial statements and the accompanying notes contained in such documents.

Our Company

Webster Financial Corporation (the “Company”) is a bank holding company and financial holding company under the Bank Holding Company Act of 1956, as amended, and was incorporated under the laws of Delaware in 1986. On a consolidated basis, at September 30, 2010, we had assets of $17.8 billion and equity of $1.9 billion. Our principal asset at September 30, 2010 was all of the outstanding capital stock of Webster Bank, National Association (“Webster Bank”).

Through Webster Bank and various non-banking financial services subsidiaries, we deliver financial services to individuals, families and businesses throughout southern New England and into eastern New York State. We also offer equipment financing, commercial real estate lending, asset-based lending, and health savings accounts on a regional or national basis. We provide business and consumer banking, mortgage, financial planning, trust and investment services through 181 banking offices, 497 ATMs, mobile banking and our website, www.websteronline.com. Webster Bank offers, through its HSA Bank division, www.hsabank.com, health savings accounts on a nationwide basis. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider the information to be, a part of this prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “WBS.” Our principal executive offices are located at 145 Bank Street, Waterbury, Connecticut 06702. Our telephone number is (203) 578-2202.

Recent Developments

Exercise of Gross-Up Rights By Warburg Pincus Private Equity X, L.P.

Warburg Pincus Private Equity X, L.P. (“Warburg Pincus”) and one of its affiliates, each an existing stockholder, have agreed to purchase 2,069,848 shares of our common stock pursuant to existing contractual rights. As a result of this offering, Warburg Pincus had the right to purchase, at the same price per share, net of underwriting discounts and commissions, as offered to the public, such number of shares of common stock as required to enable it to maintain its proportionate interest in the Company on an as-converted basis immediately prior to the issuance of the shares offered hereby.

Repurchase of Our Series B Fixed Rate Cumulative Perpetual Preferred Stock

On November 21, 2008, in connection with the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”), we entered into a Securities Purchase Agreement with the U.S. Department of the Treasury (“U.S. Treasury”) pursuant to which we issued and sold to the U.S. Treasury (i) 400,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, having a liquidation preference of $1,000 per share (the “Series B Preferred Stock”) and (ii) a ten-year warrant to purchase up to 3,282,276 shares of our common stock, par value $0.01 per share, at an initial exercise price of $18.28 per share, for an aggregate purchase price of $400 million in cash. All of the proceeds from the sale of the Series B Preferred Stock are treated as Tier 1 Capital for regulatory purposes.

To date we have repurchased $200 million of the Series B Preferred Stock that was issued to the U.S. Treasury. Our prior redemptions of the Series B Preferred Stock were not subject to any additional conditions or stipulations from the U.S. Treasury, including the issuance of additional capital.

We intend to use the proceeds from this offering, together with available funds, to repurchase in full the remaining $200 million of outstanding Series B Preferred Stock held by the U.S. Treasury. The repurchase, which is subject to U.S. Treasury consultation with regulators, has been approved by the Federal Reserve, the Company’s primary regulator, pending the completion of an equity capital raise. If following such consultation, the U.S. Treasury does not permit us to repurchase the Series B Preferred Stock, we will use the net proceeds of this offering for general corporate purposes.

The repurchase of the Series B Preferred Stock would result in a charge to income available to common shareholders of approximately $2.6 million as of December 1, 2010, representing the accretion of the discount on the Series B Preferred Stock at liquidation. In addition, upon the repurchase of the Series B Preferred Stock, the current annual dividends of $10.0 million payable on the 200,000 remaining shares of Series B Preferred Stock will be eliminated.

The Offering

The following is a summary of some of the terms of the common stock offered hereby and is not intended to be complete. For a complete description of our common stock, see the information under the heading “Description of Common Stock” in this prospectus supplement.

Issuer	Webster Financial Corporation

Common stock offered	6,630,000 shares.

Common Stock to be outstanding after this offering (including shares purchased by Warburg Pincus) (1)	87,227,127 shares.

Net proceeds	The net proceeds, after underwriting discounts and commissions and estimated expenses, to us from the sale of the common stock offered will be approximately $116,171,150.

Use of proceeds	We intend to use the net proceeds from this offering of our common stock, together with available funds, to repurchase in full, the remaining $200 million of outstanding Series B Preferred Stock held by the U.S. Treasury pursuant to our participation in the TARP CPP. The repurchase is subject to U.S. Treasury consultation with our regulators. Pending such use we will invest the proceeds in short-term, investment-grade investments or bank certificates of deposit. If following such consultation, the U.S. Treasury does not permit us to repurchase the Series B Preferred Stock, we will use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds.”

New York Stock Exchange symbol	WBS

Settlement date	Delivery of shares of our common stock will be made against payment therefor on or about December 27, 2010, which will be the third business day after pricing of our common stock.

Risk factors	Investing in our common stock involves risks. Before investing, you should consider carefully the matters set forth under “Risk Factors,” beginning on page S-5, for a discussion of the risks related to an investment in our common stock.

(1)	The number of shares of common stock that will be issued and outstanding after the closing of this offering is based on 78,527,279 shares of common stock outstanding as of November 30, 2010, which does not include:

•	2,747,406 shares of common stock that may be issued upon the exercise of outstanding options;

•	1,065,088 shares of common stock reserved for issuance upon conversion of the series A non-cumulative perpetual convertible preferred stock;

•	8,625,000 shares of common stock reserved for issuance upon the exercise of the Warburg Class A1 and A2 warrants; and

•	3,282,276 shares of common stock reserved for issuance upon the exercise of the warrant issued in connection with the issuance of Series B Preferred Stock to the U.S. Treasury.

RISK FACTORS

An investment in our common stock involves certain risks. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2009 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market value of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

Risks Related to this Offering and Our Common Stock

The market price of our common stock may decline after the offering.

The price per share at which we sell the common stock in this offering may be more or less than the market price of our common stock on the date the offering is consummated. If the purchase price is greater than the market price at the time of sale, purchasers may experience an immediate decline in the market value of the common stock purchased in this offering. If the actual purchase price is less than the market price for the shares of common stock, some purchasers in the offering may be inclined to immediately sell shares of common stock to attempt to realize a profit. Any such sales, depending on the volume and timing, could cause the price of our common stock to decline. Additionally, because stock prices generally fluctuate over time, there is no assurance that purchasers of our common stock in the offering will be able to sell shares after the offering at a price that is equal to or greater than the actual purchase price. Purchasers should consider these possibilities in determining whether to purchase shares in the offering and the timing of any sales of shares of common stock.

Future sales of our common stock or other securities may dilute the value and adversely affect the market price of our common stock.

In many situations, our board of directors (the “board”) has the authority, without any vote of our stockholders, to issue shares of our authorized but unissued stock. In the future, we may issue additional securities, through public or private offerings, in order to raise additional capital. Any such issuance would dilute the percentage of ownership interest of existing stockholders and may dilute the per share book value of the common stock. In addition, option holders may exercise their options at a time when we would otherwise be able to obtain additional equity capital on more favorable terms. The market price of our common stock could decline as a result of this offering as well as sales of shares of our common stock made after this offering or the perception that such sales could occur.

We may not pay dividends if we are not able to receive dividends from our subsidiary, Webster Bank.

We are a separate and distinct legal entity from our banking and nonbanking subsidiaries and depend on the payment of cash dividends from Webster Bank and our existing liquid assets as the principal sources of funds for paying cash dividends on our common stock. Unless we receive dividends from Webster Bank or choose to use our liquid assets, we may not be able to pay dividends. Webster Bank’s ability to pay dividends is subject to its ability to earn net income and to meet certain regulatory requirements. Under the foregoing dividend restrictions, Webster Bank did not have the ability to pay dividends at September 30, 2010. At September 30, 2010, we had approximately $258 million in liquid assets at the holding company level. Subsequent to September 30, 2010, we repurchased an additional $100 million of Series B Preferred Stock from the U.S. Treasury. Following that repurchase, and after giving effect to the offering and the use of proceeds and available funds to repurchase the remaining $200 million of outstanding Series B Preferred Stock held by the U.S. Treasury, we expect to have approximately $100 million in liquid assets at the holding company level, which is sufficient to pay approximately three years of expected cash flow needs.

If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, such authority may require, after notice and hearing, that such bank cease and desist from such practice. Depending on the financial condition of our banking subsidiaries, the applicable regulatory authority might deem us to be engaged in an unsafe or unsound practice if our banking subsidiaries were to pay dividends. The Federal Reserve and the Office of the Comptroller of the Currency (the “OCC”) have issued policy statements generally requiring insured banks and bank holding companies only to pay dividends out of current operating earnings. Last year, the Federal Reserve released a supervisory letter advising bank holding companies, among other things, that as a general matter a bank holding company should inform the Federal Reserve and should eliminate, defer or significantly reduce its dividends if (1) the bank holding company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends, (2) the bank holding company’s prospective rate of earnings is not consistent with the bank holding company’s capital needs and overall current and prospective financial condition, or (3) the bank holding company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios.

Our stock price can be volatile.

Stock price volatility may negatively impact the price at which our common stock may be sold and may also negatively impact the timing of any sale. Our stock price can fluctuate widely in response to a variety of factors including, among other things:

•	actual or anticipated variations in quarterly operating results;

•	recommendations by securities analysts;

•	operating and stock price performance of other companies that investors deem comparable to Webster;

•	news reports relating to trends, concerns and other issues in the financial services industry or our reputation;

•	new technology used, or services offered, by competitors;

•	perceptions in the marketplace regarding the Company and/or its competitors;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or the Company’s competitors;

•	failure to integrate acquisitions or realize anticipated benefits from acquisitions;

•	additional investments from third parties;

•	issuance of additional shares of stock;

•	actions by our current shareholders, including sales of common stock by existing shareholders and/or directors and executive officers;

•	changes in the frequency or amount of dividends or share repurchases;

•	proposed or adopted changes in government regulations;

•	anticipated or pending investigations, proceedings or litigation that involve or affect us;

•	geopolitical conditions such as acts or threats of terrorism or military conflicts;

•	interest rate environment; and

•	extended recessionary economic environment and general market conditions.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes, credit loss trends or currency fluctuations could also cause our stock price to decrease regardless of our operating results.

Although we intend to repurchase our Series B Preferred Stock issued to the U.S. Treasury under the TARP CPP following this offering, we may not be able to do so if this offering is not completed or if the U.S. Treasury does not approve the repurchase of the Series B Preferred Stock.

Following the repurchase of the Series B Preferred Stock issued to the U.S. Treasury, many of the restrictions associated with participation in the TARP CPP will no longer apply to us. We expect to use proceeds from this offering, together with available cash, to fund the repurchase. If we are unable to complete this offering, however, we may not be able to repurchase the Series B Preferred Stock at this time or at all. If we cannot repurchase all of the Series B Preferred Stock as a result, or if the U.S. Treasury does not approve the repurchase, we would not eliminate the dividends payable on those securities and we would remain subject to limitations on our ability to increase our quarterly dividend on our common stock and our ability to repurchase shares of our common stock. We would also remain subject to all of the restrictions on our operations associated with participation in the TARP CPP, including on executive compensation, which could impair our ability to attract and retain key personnel.

In connection with our participation in the TARP CPP, in addition to the issuance of our Series B Preferred Stock, we issued a warrant representing the right (subject to anti-dilution adjustment) to purchase up to 3,282,276 shares of our common stock by the U.S. Treasury at an exercise price of $18.28 per share. The warrant expires 10 years from the issuance date, and we have provided the Treasury with registration rights covering the warrant and the underlying shares of common stock. Upon redemption of the Series B Preferred Stock, we may attempt to repurchase the warrant at a price to be negotiated, though we may decide not or be unable to do so. If we do not repurchase the warrant, the U.S. Treasury could either exercise the warrant or sell it to third parties. The issuance of additional shares of common stock as a result of exercise of this warrant would dilute the ownership interest of our existing common shareholders.

If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the book value of your shares.

If you purchase shares in this offering, the value of your shares based on our actual book value will immediately be less than the offering price you paid. As a result, investors purchasing stock in this offering may receive significantly less than the purchase price paid in this offering in the event of liquidation.

Offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which would likely be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

In the future, we may attempt to further increase our capital resources or, if our or Webster Bank’s capital ratios fall below the required minimums, we or Webster Bank could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

Our certificate of incorporation, subject to limitations prescribed in our certificate of incorporation and subject to limitations prescribed by Delaware law, authorizes the board, from time to time by resolution or action of a committee of the board and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. If we issue additional preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding-up, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

USE OF PROCEEDS

We expect to receive net proceeds from the sale of common stock offered hereby of approximately $116,171,150, after deducting underwriting discounts and commissions and estimated expenses payable by us.

We intend to use the net proceeds from this offering of our common stock, together with available funds, to repurchase in full, the remaining $200 million of outstanding Series B Preferred Stock held by the U.S. Treasury pursuant to our participation in the TARP CPP. The repurchase is subject to U.S. Treasury consultation with our regulators. Pending such use we will invest the proceeds in short-term, investment-grade investments or bank certificates of deposit. If following such consultation, the U.S. Treasury does not permit us to repurchase the Series B Preferred Stock, we will use the net proceeds of this offering for general corporate purposes.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is listed on the New York Stock Exchange under the symbol “WBS.” As of December 20, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $18.49. As of December 10, 2010, there were approximately 8,833 stockholders of record.

The following table presents the high and low sales price per share of our common stock during certain periods, as reported on the New York Stock Exchange. Cash dividends paid per share of our common stock are also shown.

Common Stock (per share)

	Market Prices		Dividends Declared
	High	Low
2010
Fourth quarter (through December 20, 2010)	$18.78	$16.37	$0.01
Third quarter	20.20	15.55	0.01
Second quarter	22.68	16.90	0.01
First quarter	18.98	11.98	0.01

	High	Low	Dividends Declared
2009
Fourth quarter	$13.81	$10.64	$0.01
Third quarter	14.00	7.27	0.01
Second quarter	8.55	4.00	0.01
First quarter	14.34	2.85	0.01

	High	Low	Dividends Declared
2008
Fourth quarter	$26.88	$10.19	$0.30
Third quarter	31.00	13.08	0.30
Second quarter	29.86	18.44	0.30
First quarter	34.90	24.10	0.30

Dividends

Our primary source of liquidity is dividend payments from Webster Bank. Webster Bank’s ability to make dividend payments to us is governed by OCC regulations. Without specific OCC approval, and subject to Webster Bank meeting applicable regulatory capital requirements before and after payment of dividends, the total of all dividends declared by Webster Bank is limited to net profits for the current year to date as of the declaration date plus net retained profits from the preceding two years less dividends declared in such years. In addition, the OCC has the discretion to prohibit any otherwise permitted capital distribution on general safety and soundness grounds.

In connection with the U.S. Treasury’s investment in us under the TARP CPP, for a period of three years or, if shorter, until the U.S. Treasury no longer holds shares of the Series B Preferred Stock, the consent of the U.S. Treasury will be required for any increase in our common stock dividend. The payment of dividends is subject to various additional restrictions, none of which is expected to limit any dividend policy that our board may in the future decide to adopt. Payment of dividends to us from Webster Bank is subject to certain regulatory and other restrictions. Under OCC regulations, Webster Bank may pay dividends to us without prior regulatory approval so long as it meets its applicable regulatory capital requirements before and after payment of such dividends and its total dividends declared do not exceed its net profits for the current year to the date of declaration plus net retained profits from the preceding two years less dividends declared in such years. At September 30, 2010, Webster Bank was in compliance with all applicable minimum capital requirements, but did not have the ability to pay dividends to us.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our Second Restated Certificate of Incorporation, as amended, or our Certificate of Incorporation, and bylaws, as amended. The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our Certificate of Incorporation and bylaw, as amended because they, and not the summaries, define the rights of holders of shares of our common stock. You can obtain copies of our Certificate of Incorporation and bylaws, as amended by following the directions under the heading “Where You Can Find More Information.”

General

Our Certificate of Incorporation provides the authority to issue 200,000,000 shares of common stock, par value $.01 per share. At November 30, 2010, there were 78,527,279 shares of common stock issued and outstanding and we had outstanding stock options granted to directors, officers and other employees for 2,747,406 shares of our common stock.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity.

Voting Rights

Holders of our common stock are entitled to one vote per share on each matter properly submitted to stockholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors, which means that the holders of more than 50% of the shares of common stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so. In that event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to our board at that meeting.

Liquidation Rights

The holders of our common stock and the holders of any class or series of stock entitled to participate with the holders of our common stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of Webster Financial, whether voluntary or involuntary, will become entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which they are entitled.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board out of any assets legally available for distribution. The board may not declare, and we may not pay, dividends or other distributions, unless we have paid or the board has declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and nonassessable. All shares of common stock offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of the Preferred Stock or other convertible securities, will, when issued, be fully paid and non-assessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Some Important Charter Provisions

Our Certificate of Incorporation provides for the division of our board into three classes of directors, each class as nearly as equal as possible, with each serving staggered, three-year terms. Any amendment to our Certificate of Incorporation must be approved by at least two-thirds of our board at a duly constituted meeting called for that purpose and also by stockholders by the affirmative vote of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that approval by the affirmative vote of at least two-thirds of the shares entitled to vote is required to amend the provisions regarding amendment of our Certificate of Incorporation, directors, bylaws, approval for acquisitions of control and offers to acquire control, criteria for evaluating offers, the calling of special meetings of stockholders, greenmail, and stockholder action by written consent. In addition, the provisions regarding business combinations may be amended only by the affirmative vote of at least 80% of the shares entitled to vote on the matter. Our bylaws may be amended by the affirmative vote of at least two-thirds of the board or by stockholders by the affirmative vote of at least two-thirds of the total votes eligible to be voted, at a duly constituted meeting called for that purpose.

Our Certificate of Incorporation requires that business combinations between Webster Financial or any majority-owned subsidiary of Webster Financial and a 10% or more stockholder or its affiliates or associates, referred to collectively in this section as the “interested stockholder,” be approved either by:

(i)	at least 80% of the total number of outstanding shares of capital stock entitled to vote generally in the election of directors;

(ii)	at least two-thirds of our continuing directors, which means those directors unaffiliated with the interested stockholder and serving before the interested stockholder became an interested stockholder; or

(iii)	meet specified price and procedure requirements that provide for consideration per share generally equal to or greater than that paid by the interested stockholder when it acquired its block of stock.

The types of business combinations with an interested stockholder covered by this provision include:

•	any merger, consolidation or share exchange;

•	any sale, lease, exchange, mortgage, pledge or other transfer of assets other than in the usual and regular course of business;

•	any issuance or transfer of equity securities having an aggregate market value in excess of 5% of the aggregate market value of our outstanding shares;

•	the adoption of any plan or proposal of liquidation proposed by or on behalf of an interested stockholder; or

•

any reclassification of securities, recapitalization of Webster Financial or any merger or consolidation of Webster Financial with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate ownership of the interested stockholder.

These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Webster Financial.

Our Certificate of Incorporation excludes our employee stock purchase plans and other employee benefit plans from the definition of interested stockholder.

Since the terms of our Certificate of Incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our Certificate of Incorporation and bylaws, as amended. If you would like to read our Certificate of Incorporation and bylaws, you may request a copy from us by following the directions under the heading “Where You Can Find More Information.”

NYSE Listing

Our common stock is listed on the New York Stock Exchange under the symbol “WBS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of certain material U.S. federal income tax considerations relating to the ownership and disposition of our common stock by non-U.S. holders. This summary addresses only the U.S. federal income tax considerations relevant to non-U.S. holders of our common stock who are initial purchasers of our common stock and that will hold the common stock as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). A capital asset for these purposes generally is property held for investment.

This description does not address tax considerations applicable to non-U.S. holders that may be subject to certain special U.S. federal income tax rules, such as:

•	financial institutions,

•	insurance companies,

•	real estate investment trusts,

•	regulated investment companies,

•	controlled foreign corporations or passive foreign investment companies for U.S. federal income tax purposes,

•	foreign personal holding companies,

•	grantor trusts,

•	dealers or traders in securities or currencies or notional principal contracts,

•	tax-exempt entities,

•	certain former citizens or long-term residents of the United States,

•	persons that received shares as compensation for the performance of services or pursuant to the exercise of options or warrants,

•	persons subject to the alternative minimum tax,

•

persons that will hold shares as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of “synthetic security” or other integrated transaction for U.S. federal income tax purposes,

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes, or

•	pass-through entities.

Holders of our common stock who are in any of the above categories should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the purchase, ownership, and disposition of our common stock, as the U.S. federal income tax consequences for persons in the above categories relating to the purchase, ownership, and disposition of the common stock may be significantly different than as described below. Moreover, this summary does not address the U.S. federal estate and gift or alternative minimum tax consequences, or any foreign, U.S. state or local tax consequences, of the purchase, ownership and disposition of our common stock, or other tax considerations that may be relevant to holders of shares of our common stock in light of their personal circumstances.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend on the tax status of the partner and the activities of the partnership. Such a partner should consult its own tax advisors as to the U.S. tax consequences of being a partner in a partnership that acquires, holds, or disposes of our common stock.

As used in this discussion, a “non-U.S. Holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States,

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or political subdivision thereof (including the District of Columbia),

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust if such trust was in existence on August 20, 1996 and validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

This summary is not intended to constitute a complete analysis of all U.S. federal income tax consequences relating to the purchase, ownership and disposition of our common stock. Prospective purchasers of our common stock should consult their own tax advisors with respect to the tax consequences to them (including the application and effect of any U.S. federal, state, local, foreign income, estate and other tax laws) of purchasing, owning or disposing of our common stock.

This summary is based upon the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations of the Code and Treasury Regulations, in each case as in effect and available as of the date of this prospectus supplement. The Code, Treasury Regulations and judicial and administrative interpretations thereof may change at any time, and any change could be retroactive to the date of this prospectus supplement. In addition, new Code sections or Treasury Regulations may be proposed and subsequently enacted, which could result in different effects on an investment in our stock than those effects discussed in this prospectus supplement. We undertake no obligation to publicly update or otherwise revise this summary whether as a result of new Treasury Regulations, Code sections, judicial and administrative interpretations or otherwise. The Code, Treasury Regulations and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service, or the IRS, or U.S. courts will agree with the tax consequences described in this summary.

Dividends

In the event that we pay dividends, dividends paid to a non-U.S. Holder of our common stock that are not effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current and accumulated “earnings and profits,” as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a non-U.S. Holder’s adjusted tax basis in our common stock, but not below zero, and thereafter as gain from the sale or exchange of common stock.

Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. Holder, or in the case of an individual a fixed base in the U.S.) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding on dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury Regulations.

A non-U.S. Holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on disposition of common stock

Any gain realized on the disposition of our common stock generally will not be subject to U.S. federal income tax or withholding tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States, and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. Holder;

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation,” as defined below, for U.S. federal income tax purposes at any time during a specified period.

An individual non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it generally will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

In general, a corporation is a United States real property holding corporation if the fair market value of its “U.S. real property interests,” as defined in the Code and applicable regulations, equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We do not believe that we are or have been, and do not expect to become, a United States real property holding corporation for U.S. federal income tax purposes.

Information reporting and backup withholding

We must report annually to the IRS and to each non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required or was reduced by a treaty. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalties of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption from backup withholding. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well.

Information reporting and backup withholding generally are not required with respect to the payment of any proceeds from the sale or other disposition of shares of our common stock by a non-U.S. holder outside the U.S. through a foreign office of a foreign broker that does not have certain specific connections to the U.S. Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption from such requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Recent Legislation

Recently enacted U.S. federal income tax legislation imposes withholding taxes on certain types of payments made after December 31, 2012 to foreign financial institutions and certain other non-U.S. entities. The withholding tax of 30% would apply to gross proceeds of a disposition of our common stock paid to certain foreign entities unless various information reporting requirements are satisfied. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) holds financial assets for the account of others as a substantial portion of its business, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Prospective investors are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in our common stock, as well as the status of any related federal regulations.

The foregoing summary does not discuss all aspects of U.S. federal income or estate taxation that may be relevant to investors in light of their particular circumstances and income tax situation. Investors should consult their own independent tax advisors as to the specific tax consequences that would result from their acquisition, ownership and disposition of any common stock, including the application and effect of state and local, and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, Keogh plan or other retirement plan, account or arrangement, each a “plan,” to acquire or hold the common stock should consider whether an investment in the common stock would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans (the “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest,” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In the case of an individual retirement account, a violation of these prohibited transaction rules could cause the individual retirement account to lose its tax-exempt status. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (collectively, “Similar Laws”).

The acquisition or holding of the common stock by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the common stock is acquired or held pursuant to and in accordance with an applicable exemption.

Accordingly, the common stock may not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless (i) such purchase or holding is eligible for the exemptive relief available under (A) a Prohibited Transaction Class Exemption, or “PTCE,” such as PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14 issued by the U.S. Department of Labor or (B) a statutory exemption under Section 408(b) of ERISA and/or Section 4975(d) of the Code, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or the “Service Provider Exemption,” for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration, or (ii) there is some other basis on which the purchase and holding of the common stock is not prohibited. Each purchaser or holder of the common stock or any interest therein, and each person making the decision to purchase or hold the common stock on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), on each day from the date on which the purchaser or holder acquires its interest in the common stock to the date on which the purchaser or holder disposes of its interest in the common stock, that, by its purchase or holding of the common stock or any interest therein, (a) its purchase and holding of the common stock is not made on behalf of or with “plan assets” of any Plan, or (b) if its purchase and holding of the common stock is made on behalf of or with “plan assets” of a Plan, then (i) its purchase and holding of the common stock will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (ii) neither the Company nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21)) of ERISA in connection with the purchase or holding of the common stock and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the common stock. Each purchaser and holder of the common stock or any interest therein on behalf of any governmental plan will be deemed to have represented and warranted by its purchase or holding of the common stock or any interest therein that such purchase and holding does not violate any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the common stock on behalf of or with “plan assets” of any Plan or plan asset entity consult with their legal counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

UNDERWRITING

Under the terms of an underwriting agreement, which we will file as an exhibit to our current report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying prospectus, Barclays Capital Inc., as the underwriter in this offering, has agreed to purchase from us, 6,630,000 shares of common stock.

The underwriting agreement provides that the underwriter’s obligation to purchase shares of our common stock depends on the satisfaction of the conditions contained in the underwriting agreement including, among other things, that:

•	the representations and warranties made by us to the underwriter are true;

•	there is no material change in our business or in the financial markets; and

•	we deliver customary closing documents to the underwriter.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriter. The underwriting fee is the difference between the initial price to the public and the amount the underwriter pays to us for the shares.

Per share	$0.395
Total	$2,618,850

The underwriter has advised us that it proposes to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriter, at such offering price less a selling concession not in excess of $0.230 per share. After the offering, the underwriter may change the offering price and other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriter.

The expenses of the offering that are payable by us are estimated to be $550,000 (excluding underwriting discounts and commissions).

Lock-Up Agreements

We, all of our directors, executive officers and certain shareholders have agreed that, without the prior written consent of Barclays Capital Inc., we and they will not directly or indirectly (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement.

The restrictions described in the immediately preceding paragraph do not apply to (i) bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth above; (ii) any trust for the direct or indirect benefit of the parties or immediate family of the parties subject to the restrictions set forth above, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth above, provided further that any such transfer shall not involve a disposition for value and provided further that, in the case of any transfer or distribution pursuant to this (i) or (ii), no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act shall be required, or shall voluntarily be made, in connection with such transfer or distribution; (iii) sales or deemed sales of common stock to us pursuant to net exercises or cashless exercises of options outstanding on the date hereof to the extent that such shares of common stock are not subsequently sold by us on the open market during the restricted period; or (iv) sales of shares of common stock pursuant to any sales plan existing as of the date hereof pursuant to Rule 10b5-1 under the Exchange Act.

The 90-day restricted period described in the preceding paragraph will be extended if:

•	during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to us occurs; or

•	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period;

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or occurrence of material event.

Barclays Capital Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release the common stock and other securities from lock-up agreements, Barclays Capital Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock or other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization and Short Positions

The underwriter may engage in stabilizing transactions, covering transactions or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover short positions.

These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriter make representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus supplement and the accompanying prospectus or the registration statement of which the prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Stamp Taxes

If you purchase shares of common stock offered in the prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of the prospectus.

Relationships

From time to time, Barclays Capital Inc. and its affiliates have, directly or indirectly, provided investment banking or financial advisory services to us, for which they have received customary fees and commissions, and expect to provide these services to us in the future, for which they expect to receive customary fees and expense reimbursement.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the shares where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriter may arrange to sell the shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

European Economic Area/United Kingdom

In relation to each Member State of the European Economic Area (“EEA”) which has implemented the Prospectus Directive, as defined below (each, a “Relevant Member State”), an offer to the public of any shares which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of the shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the underwriter to fewer than 100 natural or legal persons (other than “qualified investors,” as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer within the EEA of the shares which are the subject of the offering contemplated in this prospectus supplement should only do so in circumstances in which no obligation arises for us or the underwriter to produce a prospectus for such offer. Neither we have nor the underwriter has authorized, or will authorize, the making of any offer of the shares through any financial intermediary, other than offers made by the underwriter which constitute the final offering of the shares contemplated in this prospectus supplement.

For the purposes of this provision and the buyer’s representation below, the expression “an offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any of the shares which are the subject of the offering contemplated by this prospectus supplement under, the offers contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

(a) it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors”, as defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or (ii) where the shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

Switzerland

NOTICE TO PROSPECTIVE INVESTORS IN SWITZERLAND

This document as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus supplement (the “Shares”) do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The Shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the Shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

The Shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the Shares with the intention to distribute them to the public. The investors will be individually approached by the Issuer from time to time.

This document as well as any other material relating to the Shares is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the Issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. It is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial adviser.

Hong Kong

The common stock may not be offered or sold by means of any document other than (a) in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (b) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (c) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, as amended (the “FIEL”), and each underwriter has agreed that it will not offer or sell any common stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan or Japanese corporation, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (“SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the common stock are subscribed or purchased under Section 275 by a relevant person that is (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the common stock under Section 275 except (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, (2) where no consideration is given for the transfer or (3) by operation of law.

LEGAL MATTERS

The validity of the common stock to be sold in this offering will be passed upon for us by Hogan Lovells US LLP. The underwriter has been represented by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Webster Financial Corporation appearing in Webster Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of Webster Financial Corporation’s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Webster Financial Corporation and subsidiaries as of December 31, 2008 and for each of the years in the two-year period ended December 31, 2008, incorporated by reference herein from the Company’s 2009 annual report on Form 10-K, include the effects of the adjustments to retrospectively apply the changes in accounting described in Notes 1 and 16 to the consolidated financial statements, as well as the effects of changes to reportable segments that resulted in retrospective restatement of the segment disclosures as described in Note 22 to the consolidated financial statements (collectively the “Retrospective Adjustments”). KPMG LLP, an independent registered public accounting firm, audited the consolidated financial statements as of December 31, 2008, and for each of the years in the two-year period ended December 31, 2008, before the effects of the Retrospective Adjustments, which financial statements are not incorporated by reference herein. Ernst & Young LLP, an independent registered public accounting firm, audited the Retrospective Adjustments.

The consolidated financial statements of Webster Financial Corporation and subsidiaries as of December 31, 2008, and for each of the years in the two-year period ended December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of (1) KPMG LLP, solely with respect to those financial statements before the effects of the Retrospective Adjustments, and (2) Ernst & Young LLP, solely with respect to the Retrospective Adjustments, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

PROSPECTUS

WEBSTER FINANCIAL CORPORATION

Debt Securities, Common Stock, Preferred Stock, Depositary Shares,

Purchase Contracts, Units and Warrants

WEBSTER CAPITAL TRUST V

WEBSTER CAPITAL TRUST VI

WEBSTER CAPITAL TRUST VII

Trust Preferred Securities Fully and Unconditionally Guaranteed,

As Described In This Prospectus

By

Webster Financial Corporation

By this prospectus, Webster Financial Corporation may offer from time to time:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares;

•	purchase contracts;

•	units; and

•	warrants exercisable for debt securities, common stock or preferred stock.

By this prospectus, each of Webster Capital Trust V, Webster Capital Trust VI and Webster Capital Trust VII may offer from time to time its trust preferred securities. In addition, this prospectus may be used to offer securities for the account of other persons.

When each of Webster Financial Corporation, Webster Capital Trust V, Webster Capital Trust VI, Webster Capital Trust VII or selling securityholders offers securities, it or they will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the price of the securities.

We or any selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

Webster Financial Corporation’s common stock is listed for trading on the New York Stock Exchange under the symbol “WBS.” We have not yet determined whether any of the securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

Investing in our securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

The offered securities are not deposits or obligations of a bank or savings associations and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2008.

i

ABOUT THIS PROSPECTUS

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

References in this prospectus to “Webster Financial,” “we,” “us” and “our” are to Webster Financial Corporation. References to a “Trust” or the “Trusts” are to each or all of Webster Capital Trust V, Webster Capital Trust VI and Webster Capital Trust VII. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depository shares, purchase contracts, units, warrants and trust preferred securities collectively as “offered securities.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol “WSB,” those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

The New York Stock Exchange
20 Broad Street
New York, New York 10005

On-line information, free of charge	SEC’s Internet website at
www.sec.gov

Information about the SEC’s Public Reference Room	Call the SEC at 1-800-SEC-0330

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, www.websteronline.com. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Webster Financial Corporation

145 Bank Street

Waterbury, Connecticut 06702

(203) 578-2202

Attn: Terrence K. Mangan, Senior Vice President, Investor Relations

Internet Website: www.websteronline.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT

CONSTITUTE A PART OF THIS PROSPECTUS.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-31486). These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2007 filed on February 28, 2008;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 filed on May 9, 2008, August 5, 2008 and November 7, 2008, respectively;

•

our Current Reports on Form 8-K filed with the SEC on February 4, 2008, February 5, 2008, February 27, 2008, April 25, 2008, June 5, 2008, June 11, 2008, June 24, 2008, June 27, 2008 and November 24, 2008 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

•	the description of our common stock contained in our Registration Statement on Form S-4, as amended, filed with the SEC on March 24, 2000.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

There are no separate financial statements for the Trusts contained in or incorporated by reference in this prospectus. We do not believe these financial statements would be helpful because:

•

Each Trust has no independent operations and exists solely for the purpose of issuing the trust preferred securities and trust common securities and purchasing the junior subordinated debentures of Webster Financial.

•

Webster Financial guarantees the trust preferred securities of each Trust as described in this prospectus. Unless otherwise provided in the applicable prospectus supplement, Webster Financial will pay all fees and expenses related to each Trust and the offering of its preferred securities, including the fees and expenses of the trustee or trustees.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information included or incorporated by reference in them includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including:

•	changes in general business, industry or economic conditions or competition;

•

changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principals or otherwise;

•	adverse changes or conditions in capital and financial markets;

•	changes in interest rates;

•	higher than expected costs or other difficulties related to integration of combined or merged businesses;

•	the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions;

•	changes in the quality or composition of Webster Financial’s loan and investment portfolios;

•	increased competition;

•	deposit attrition;

•	changes in the cost of funds, demand for loan products or demand for financial services; and

•	other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices.

Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. Such developments could have an adverse impact on our financial position and our results of operations.

The forward-looking statements are based upon managements’ beliefs and assumptions and are made as of the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

ABOUT WEBSTER FINANCIAL CORPORATION

Webster Financial Corporation, through Webster Bank, National Association, or “Webster Bank,” and various non-banking subsidiaries delivers financial services to individuals, families and businesses throughout southern New England and eastern New York State. Webster Financial also offers equipment financing, commercial real estate lending, asset-based lending and insurance premium financing on a regional and national basis. Webster Bank provides commercial banking, retail banking, consumer financing, mortgage banking, and trust and investment services through 182 banking offices, 484 ATMS and its Internet website (www.websteronline.com). Through its HSA Bank division (www.hsabank.com), Webster Bank offers health savings accounts on a nationwide basis.

On a consolidated basis, as of September 30, 2008, we had approximately $17.5 billion in assets, approximately $12.9 billion in loans, approximately $11.8 billion in total deposits and approximately $1.8 billion in total shareholders’ equity.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “WBS.” Our principal executive offices are located at 145 Bank Street, Waterbury, Connecticut 06702. Our telephone number is (203) 465-4364. Our website is www.websteronline.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider the information to be, a part of this prospectus.

ABOUT THE TRUSTS

Each of the Trusts, Webster Capital Trust V, Webster Capital Trust VI and Webster Capital Trust VII, is a statutory trust formed under Delaware law. Each Trust exists solely to:

•	issue and sell its trust preferred securities and trust common securities;

•	use the proceeds from the sale of its trust preferred securities and trust common securities to purchase a series of Webster Financial’s junior subordinated debentures;

•	maintain its status as a grantor trust for United States federal income tax purposes; and

•	engage in other activities that are necessary or incidental to the above purposes.

We will enter into an amended and restated Trust agreement for each Trust, referred to in this prospectus as a “trust agreement,” which will state the terms and conditions for that Trust to issue and sell its trust preferred securities and trust common securities.

All of the trust common securities of each Trust will be directly or indirectly owned by Webster Financial. The trust common securities of each Trust will represent an aggregate liquidation amount equal to at least 3% of such Trust’s total capitalization. The trust preferred securities will represent the remaining portion of such Trust’s total capitalization. The terms of the trust common securities issued by each Trust will be substantially identical to the terms of the preferred securities issued by such Trust. The trust common securities will rank equally in priority of payment, and payments will be made proportionally, with the trust preferred securities of such Trust. However, if Webster Financial defaults on the related junior subordinated debentures, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities of the relevant Trust will be subordinated to the trust preferred securities of such trust in priority of payment. The trust common securities of each Trust will also carry the right to vote and to appoint, remove or replace the trustees of such Trust.

The trust preferred securities of each Trust will be guaranteed by us as described in this prospectus.

Each Trust’s business and affairs will be conducted by the trustees we appoint, as holder of the trust common securities of each Trust. The trust agreement of each Trust will set forth the duties and obligations of the trustees.

Prior to the issuance of any trust preferred securities by a Trust, we will ensure that a majority of the trustees of the relevant Trust are persons who are our employees or officers or affiliates and that one trustee of the relevant Trust is a financial institution that will not be an affiliate of ours and that will act as property trustee, guarantee trustee and indenture trustee for purposes of the Trust Indenture Act of 1939, as amended. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and meets other requirements of applicable law, one other trustee of each Trust will have its principal place of business or reside in the State of Delaware.

Unless otherwise specified in the applicable prospectus supplement, the following trustees will conduct each Trust’s business and affairs:

•	The Bank of New York Mellon, as property trustee;

•	BNY Mellon Trust of Delaware, as Delaware trustee; and

•	Three of our officers, as administrative trustees.

Only we, as owner of the trust common securities of each Trust, can remove or replace, or increase or decrease the number of, the trustees of each Trust, subject to the provisions of the Trust Indenture Act and to the requirement under Delaware law that there be a trustee in the State of Delaware, and except in the case of an event of default under the junior subordinated debentures issued to such Trust, as described under the heading “Description of Trust Preferred Securities—Removal of Trustees” below. Unless otherwise provided in the applicable prospectus supplement, we will pay all fees and expenses related to the Trusts and the offering of the trust preferred securities and trust common securities, including the fees and expenses of the trustees.

The Trusts will not have separate financial statements. The financial statements would not be material to holders of the trust preferred securities because the Trusts will not have any independent operations. Each Trust exists solely for the reasons summarized above.

The principal executive office of each Trust is located at 145 Bank Street, Waterbury, Connecticut 06702, and the telephone number of each Trust is (203) 578-2265.

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratios of earnings to fixed charges and preferred stock dividends for the periods indicated are set forth in the table below. As of September 30, 2008, we had 225,000 shares of preferred stock outstanding, all of which were issued on June 11, 2008. The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges and preferred stock dividends. For purposes of computing these ratios:

•	earnings consist of income before income taxes plus fixed charges,

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases,

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases, and

•	pre-tax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

	Year Ended December 31,					Nine Months Ended September 30, 2008 (1)
	2003	2004	2005	2006	2007
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:
Including Interest on Deposits	1.97	1.82	1.75	1.38	1.33	—
Excluding Interest on Deposits	2.77	2.50	2.60	1.98	2.25	—

(1)	For the nine months ended September 30, 2008, earnings were insufficient to cover fixed charges by a $25.1 million deficiency.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including:

•	refinancing, reduction or repayment of debt;

•	investments in Webster Bank and our other subsidiaries as regulatory capital;

•	financing of possible acquisitions;

•	expansion of the business; and

•	investments at the holding company level.

Each Trust will use all proceeds from the sale of the trust common and trust preferred securities to purchase junior subordinated debentures of Webster Financial.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations.

We will not receive proceeds from sales of securities by selling securityholders except as otherwise stated in an applicable prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we or selling securityholders may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

We or selling securityholders may offer and sell from time to time, in one or more offerings, the following:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares;

•	purchase contracts;

•	units; and/or

•	warrants exercisable for debt securities, common stock or preferred stock.

The Trusts may offer and sell from time to time trust preferred securities guaranteed by us as provided in this prospectus.

DESCRIPTION OF DEBT SECURITIES

Description of Senior Debt Securities and Senior Subordinated Debt Securities

General

We may issue senior debt securities and/or senior subordinated debt securities, which in each case will be unsecured, direct, general obligations of Webster Financial. We may also issue junior subordinated debentures, which are described below under “—Description of Junior Subordinated Debentures.”

The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The senior subordinated debt securities will be subordinate and junior in priority of payment to senior debt securities of Webster Financial, as described below under “—Subordination of Senior Subordinated Debt Securities” and in the prospectus supplement applicable to any senior subordinated debt securities that we may offer. For purposes of the descriptions under the heading “—Description of Senior Debt Securities and Senior Subordinated Debt Securities,” we may refer to the senior debt securities and the senior subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries.

We will issue senior debt securities under a senior debt indenture and senior subordinated debt securities under a separate senior subordinated debt indenture. Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions under the heading “—Description of Senior Debt Securities and Senior Subordinated Debt Securities,” we may refer to the senior debt indenture and the senior subordinated debt indenture and any related supplemental indentures, as “an indenture” or, collectively, as “the indentures.” The indentures will be qualified under and governed by the Trust Indenture Act of 1939.

Each indenture will be between Webster Financial and a trustee that meets the requirements of the Trust Indenture Act. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

The descriptions under the heading “—Description of Senior Debt Securities and Senior Subordinated Debt Securities” relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. A form of the senior debt indenture and a form of the senior subordinated debt indenture under which we may issue our senior debt securities and senior subordinated debt securities, respectively, and the forms of the debt securities, have been filed with the SEC as exhibits to the registration statement that includes this prospectus and will be available as described under the heading “Where You Can Find More Information” above. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the applicable indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indentures do not limit the amount of debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional notes issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

•	the title of the debt securities and whether they are senior debt securities or senior subordinated debt securities;

•	the amount of debt securities issued and any limit on the amount that may be issued;

•	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

•

the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

•	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

•

the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

•

our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•

the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

•

whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

•

any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

•	whether the debt securities will be issued in certificated or book-entry form;

•

whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

•

if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

•	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;

•

whether the debt securities can be converted into or exchanged for other securities of Webster Financial or trust preferred securities of one or more of the Trusts, and the related terms and conditions;

•	in the case of senior subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Except as set forth in the applicable indenture or in a supplemental indenture, the applicable indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving Webster Financial. The applicable indenture may contain provisions that would afford debt security holders protection in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of Webster Financial that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

For purposes of the descriptions under the heading “—Description of Senior Debt Securities and Senior Subordinated Debt Securities”:

•

“subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by Webster Financial or by one or more other subsidiaries of Webster Financial. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency; and

•	“significant subsidiary” means any subsidiary of Webster Financial that is a “significant subsidiary,” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act.

Ranking

Senior Debt Securities

Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Senior Subordinated Debt Securities

To the extent provided in the senior subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of senior subordinated debt securities, the payment of the principal of and premium, if any, and interest on any senior subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to creditors of Webster Financial in a liquidation or dissolution of Webster Financial, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Webster Financial, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the senior subordinated debt securities. Because of this subordination, general creditors of Webster Financial may recover more, ratably, than holders of senior subordinated debt securities in the event of a distribution of assets upon insolvency.

The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related senior subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.

The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior debt” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to Webster Financial, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

•

“existing senior debt,” which means indebtedness of Webster Financial in the amount of $150 million evidenced by 5.125% senior notes due April 2014 issued pursuant to the purchase agreement dated April 6, 2004;

•

other indebtedness of Webster Financial evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

•	indebtedness of Webster Financial for money borrowed or represented by purchase-money obligations, as defined below;

•	our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;

•

indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures which is included in the Company’s consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

•	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;

•

all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described in clauses (1) through (8) above.

However, “senior debt” excludes:

•

any indebtedness, obligation or liability referred to in clauses (1) through (9) above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to the senior subordinated debt securities or ranks equally with the senior subordinated debt securities,

•

any indebtedness, obligation or liability which is subordinated to indebtedness of Webster Financial to substantially the same extent as or to a greater extent than the senior subordinated debt securities are subordinated, and

•

the senior subordinated debt securities and the junior subordinated debentures issued to the Trusts and, unless expressly provided in the terms thereof, any other indebtedness of Webster Financial to its subsidiaries.

As used above, the term “purchase money obligations” means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in an indenture relating to senior subordinated debt securities upon the creation of additional senior debt.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the senior subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the senior subordinated debt securities of that series will be subordinated.

Structural Subordination

Because Webster Financial is a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings and other funds by our subsidiaries to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of Webster Financial’s subsidiaries, since any right of Webster Financial to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors. If Webster Financial itself is recognized as a creditor of that subsidiary, the claims of Webster Financial would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Webster Financial. Claims from creditors (other than us), on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Any capital loans that we make to Webster Bank would be subordinate in right of payment to deposits and to other indebtedness of the bank.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

Redemption of Securities

We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement.

From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.

Denomination, Interest, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (i) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form and (ii) in denominations of $5,000 if the debt securities are in bearer form.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

•

issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1)	either:

•	Webster Financial is the continuing entity, or

•

the successor entity, if other than Webster Financial, formed by or resulting from any consolidation or merger, or which has received the transfer of Webster Financial’s assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indentures, and

(2)	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of Webster Financial or any subsidiary as a result of that transaction as having been incurred by Webster Financial or a subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing;

provided, however, that the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risks or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

Any additional covenants of Webster Financial and/or modifications to the covenant described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the prospectus supplement relating to that series of debt securities.

Unless the applicable prospectus supplement indicates otherwise, the subordinated indenture does not contain the restrictive covenant stated above, nor does it contain any other provision which restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or

•	paying dividends or making other distributions on our capital stock; or

•	purchasing or redeeming our capital stock; or

•	creating any liens on our property for any purpose.

Events of Default, Waiver and Notice

Events of Default.

The events of default with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, include the following events:

•	failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;

•	failure to pay principal of, or premium, if any, on, any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;

•	default in making any sinking fund payment when due, for any debt security of the series;

•

default in the performance or breach of any other covenant or warranty of Webster Financial contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture;

•

specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Webster Financial or any significant subsidiary or either of their property; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case described in clause (5) above, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders. At any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:

•

we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee, and

•

all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

Waiver

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series, or

•

in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

Modification of the Indentures

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under that indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders under debt securities issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

•	except as described in the prospectus supplement relating to such debt security:

•	extend the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security,

•

reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security,

•	extend the time of payment of interest on any debt security or any additional amounts,

•	change any of the conversion, exchange or redemption provisions of any debt security,

•	change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms,

•

release any guarantors from their guarantees of the debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of a debt security that would adversely affect the interests of the holders of those debt securities,

•	in the case of subordinated debt securities, modify the ranking or priority of the securities,

•

reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture, or

•

modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by Webster Financial with specific covenants in the indenture.

Webster Financial and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

•

to evidence the succession of another person to Webster Financial as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

•

to add to the covenants of Webster Financial for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Webster Financial in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to secure or provide for the guarantee of the debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities;

•

to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;

•	to conform any provision in an indenture to the requirements of the Trust Indenture Act; or

•	to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•

the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;

•

the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and

•	debt securities owned by Webster Financial or any other obligor upon the debt securities or any affiliate of Webster Financial or of any other obligor are to be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.

Defeasance and Covenant Defeasance

If the provisions in that indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, we may elect either:

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defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

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covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities; in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established if, among other things:

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we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred;

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the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Webster Financial is a party or by which it is bound;

•	certain other provisions set forth in the indenture are met;

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we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

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in the case of the senior subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “—Subordination of Senior Subordinated Debt Securities” would prevent Webster Financial from making payments of principal of and premium, if any, and interest on the senior subordinated debt securities at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

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purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

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in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

•	dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

•	any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by us that rank equally with or junior to the debt securities;

•	make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities of the relevant Trust; or

•	redeem, purchase or acquire less than all of the junior subordinated debentures or any preferred securities of the relevant Trust.

Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period.

We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the senior debt securities or the senior subordinated debt securities. In the case of our junior subordinated debentures, if the property trustee is the sole holder of such debt securities, we will give the administrative trustees and the property trustee notice of our selection of an extension period two business days before the earlier of (1) the next succeeding date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution, but in any event, at least one business day before such record date. The administrative trustees will give notice of our selection of the extension period to the holders of the preferred securities. If the property trustee is not the sole holder of such debt securities, or in the case of the senior and subordinated debt securities, we will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (a) the next succeeding interest payment date or (b) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment.

Regarding the Trustees

We will designate the trustee under the senior and subordinated indentures in a prospectus supplement. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Governing Law

The senior debt securities, the senior subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

Description of Junior Subordinated Debentures

General

We will issue the junior subordinated debentures in one or more series under a junior subordinated debenture indenture, as supplemented from time to time, between us and a junior subordinated debenture trustee meeting the requirements of the Trust Indenture Act. The junior subordinated debenture indenture will be qualified under the Trust Indenture Act, will be subject to, and governed by, the Trust Indenture Act, and is or will be included as an exhibit to the registration statement of which this prospectus is a part or will be filed with the SEC by Current Report on Form 8-K and will be available as described under the heading “Where You Can Find More Information” above. This summary of certain terms and provisions of the junior subordinated debentures and the junior subordinated debenture indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the junior subordinated debentures and the junior subordinated debenture indenture, including the definitions of certain terms, and those terms made a part of the junior subordinated debenture indenture by the Trust Indenture Act.

The applicable prospectus supplement will describe the specific terms of the junior subordinated debentures which we will offer, including:

•	the specific title and designation, aggregate principal amount and any limit on that amount, purchase price and denominations of the junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determining the same, if applicable;

•	the rate or rates, which may be fixed or variable, at which the junior subordinated debentures will bear interest, if any, or the method of determining the same, if applicable;

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the date or dates from which the interest, if any, will accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on the junior subordinated debentures;

•	the duration of the maximum consecutive period that Webster Financial may elect to defer payments of interest on the junior subordinated debentures;

•	any redemption, repayment or sinking fund provisions;

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whether the junior subordinated debentures are convertible into or exchangeable for common stock or other securities or rights of Webster Financial or other issuers, or a combination of the foregoing, and, if so, the applicable conversion or exchange terms and conditions;

•	any applicable material United States federal income tax consequences; and

•	any other specific terms pertaining to the junior subordinated debentures, whether in addition to, or modification or deletion of, the terms described in this prospectus.

Ranking

Each series of junior subordinated debentures will rank equally with all other junior subordinated debentures to be issued by Webster Financial and will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated debenture indenture, to all senior indebtedness of Webster Financial, as defined in the junior subordinated debenture indenture. The junior subordinated debenture indenture will not limit the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by Webster Financial or its subsidiaries. As of November 30, 2008 the aggregate principal amount of the senior indebtedness that is described in “—Description of Junior Subordinated Debentures—Subordination,” was $150 million.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and premium, if any, on and interest on the junior subordinated debentures will be made at the office of the junior subordinated debenture trustee in The City of New York or at the office of the paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made, except in the case of a global certificate representing junior subordinated debentures, by:

•	check mailed to the address of the person entitled thereto as the address will appear in the applicable securities register for junior subordinated debentures, or

•	transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the relevant record date.

Payment of any interest on any junior subordinated debenture will be made to the person in whose name the junior subordinated debenture is registered at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, we will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after the principal and premium, if any, or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debentures will look, as a general unsecured creditor, only to us for payment.

Modification of Junior Subordinated Debenture Indenture

From time to time, Webster Financial and the junior subordinated debenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the junior subordinated debenture indenture for specified purposes as set forth in the junior subordinated debenture indenture. Webster Financial and the junior subordinated debenture trustee may, with the consent of the holders of a majority in principal amount of all outstanding junior subordinated debentures affected thereby, modify the junior subordinated debenture indenture in a manner affecting the rights of the holders of junior subordinated debentures; provided, however, that we may not, without the consent of the holder of each outstanding junior subordinated debenture so affected, make any modifications which, among other things:

•	change the stated maturity or reduce the principal or premium or other amounts due on any junior subordinated debentures,

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change the interest rate, or the manner of calculation of the interest rate, or extend the time of payment of interest on any junior subordinated debentures except for our right under the junior subordinated debenture indenture to defer the payment of interest,

•	change any of the conversion, exchange or redemption provisions applicable to any junior subordinated debentures,

•	change the currency in respect of which payments of principal of or any premium or interest on any junior subordinated debentures are to be made,

•	change the right of holders of trust securities to bring a direct action in respect of any required payments or conversion or exchange rights,

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impair or affect the right of any holder of any junior subordinated debentures to institute suit for the payment of the principal or premium, if any, or interest thereon or for the conversion or exchange of any junior subordinated debentures in accordance with their terms,

•	change the subordination provisions adversely to the holders of the junior subordinated debentures, or

•	reduce the percentage of principal amount of junior subordinated debentures the holders of which are required to consent to any modification of the junior subordinated debenture indenture.

Junior Subordinated Debenture Events of Default

Each of the following events with respect to any series of junior subordinated debentures will constitute a junior subordinated debenture event of default, whatever the reason for the junior subordinated debenture event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless the event is specifically deleted or modified in or pursuant to the supplemental indenture, board resolution or officers’ certificate establishing the terms of the series pursuant to the junior subordinated debenture indenture:

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we fail for 30 days to pay any interest or certain additional amounts on that series of junior subordinated debentures when due, subject to any permitted deferral; provided that, during any extension period for that series of junior subordinated debentures, failure to pay interest on that series of junior subordinated debentures will not constitute a junior subordinated debenture event of default;

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we fail to pay any principal of or premium, if any, on that series of junior subordinated debentures when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise;

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if applicable, we fail to deliver the required securities or other rights upon an appropriate conversion or exchange election by holders of that series of junior subordinated debentures or the related trust preferred securities;

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we fail to observe or perform any other agreement or covenant contained in the junior subordinated debenture indenture in respect of that series of junior subordinated debentures for 90 days after the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of that series of junior subordinated debentures provides written notice to us; or

•	certain events in bankruptcy, insolvency or reorganization of Webster Financial.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee in respect of the junior subordinated debentures. The junior subordinated debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of any series may declare the principal of and any accrued interest on the junior subordinated debentures due and payable immediately upon a junior subordinated debenture event of default, except that a junior subordinated debenture event of default referred to in the last bullet point above will result in the immediate acceleration of the junior subordinated debentures. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may annul the declaration and waive the default in respect of the junior subordinated debentures if the default, other than the non-payment of the principal and interest of the junior subordinated debentures which has become due solely by the acceleration, has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debenture trustee.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may, on behalf of the holders of all of the junior subordinated debentures of the series, waive any past default, except a default in the payment of the principal of or premium, if any, or interest on, or additional amounts owing on a debenture, unless the default has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debenture trustee, or a default in respect of a covenant or provision which under the junior subordinated debenture indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series or a default in a conversion of exchange.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

In the case of securities of a series issued to a Webster trust, any holder of the corresponding series of trust securities issued by such trust shall have the right, upon the occurrence of an event of default described in the indenture, to institute a direct action. A “direct action” is a legal proceeding directly against Webster Financial for enforcement of payment to the holder of the principal of or premium, if any, or interest on the junior subordinated debentures having a principal amount equal to the liquidation amount of the trust preferred securities held by the holder or for enforcement of the conversion or exchange rights, as the case may be.

The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debentures unless an event of default has occurred and is continuing under the trust agreement. See “Description of Trust Preferred Securities—Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and other Transactions

Webster Financial will not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person will consolidate with or merge into Webster Financial or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Webster Financial, unless:

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in case Webster Financial consolidates with or merges into another person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States, any state of the United States or the District of Columbia, and the successor person expressly assumes Webster Financial’s obligations under the junior subordinated debentures and the guarantees,

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immediately after giving effect to the consolidation or merger, no debenture event of default, and no event which, after notice or lapse of time or both, would become a junior subordinated debenture event of default, will have occurred and be continuing, and

•	other conditions as prescribed in the junior subordinated debenture indenture are met.

Satisfaction and Discharge

The junior subordinated debenture indenture will cease to be of further effect, except as to our obligations to pay all other sums due under to the junior subordinated debenture indenture and to provide the officers’ certificates and opinions of counsel described in that indenture, and we will be deemed to have satisfied and discharged the junior subordinated debenture indenture, when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at maturity or upon redemption within one year, and

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Webster Financial deposits or causes to be deposited with the junior subordinated debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal and premium, if any, and any other amounts due interest to the date of the deposit or to the stated maturity of the junior subordinated debentures, as the case may be.

Subordination

The junior subordinated debentures will rank subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debenture indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Webster Financial, the holders of senior indebtedness will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of these debentures.

In the event of the acceleration of the maturity of junior subordinated debentures, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the junior subordinated debentures.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if:

•	there will have occurred and be continuing a default in any payment with respect to senior indebtedness,

•	any applicable grace period with respect to the default on the senior indebtedness has ended and the default has not been cured or waived or ceased to exist,

•	any judicial proceeding is pending with respect to any default.

“Indebtedness,” for purposes of the sections “—Description of the Junior Subordinated Debentures” and “Description of Guarantees,” and the junior subordinated debenture indenture, means:

•	every obligation of Webster Financial for money borrowed,

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every obligation of Webster Financial evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

•	every reimbursement obligation of Webster Financial with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of Webster Financial,

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every obligation of Webster Financial issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

•	every capital lease obligation of Webster Financial,

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all indebtedness of Webster Financial, whether incurred on or prior to the date of the junior subordinated debenture indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements,

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every obligation of the type referred to in the clauses above of another person and all dividends of another person the payment of which, in either case, Webster Financial has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise,

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obligations of the type referred to in the clauses above of another person secured by any lien on any property or asset of Webster Financial, whether or not the obligation is assumed by Webster Financial; and

•	all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the foregoing obligations.

“Senior debt,” for purposes of the sections “—Description of the Junior Subordinated Debentures” and “Description of Guarantees,” and the junior subordinated indenture, means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on indebtedness of the Company, whether incurred on or prior to the date of the junior subordinated debenture indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities, provided, however, that Senior Debt shall not be deemed to include (a) any indebtedness of the Company which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, as amended, was without recourse to the Company, (b) any indebtedness of the Company to any of its Subsidiaries, (c) indebtedness to any employee of the Company, and (d) any Securities.

Governing Law

The junior subordinated debenture indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Junior Subordinated Debenture Trustee

The junior subordinated debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the junior subordinated debenture trustee will not be under any obligation to exercise any of the powers vested in it by the junior subordinated debenture indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The junior subordinated debenture trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior subordinated debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation and bylaws, as amended. The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our Certificate of Incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. You can obtain copies of our Certificate of Incorporation and bylaws by following the directions under the heading “Where You Can Find More Information.”

General

Our Certificate of Incorporation provides the authority to issue 200,000,000 shares of common stock, par value $.01 per share. At September 30, 2008, there were 56,603,497 shares of common stock issued and we had outstanding stock options granted to directors, officers and other employees for 2,817,476 shares of our common stock.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity.

Voting Rights

Holders of our common stock are entitled to one vote per share on each matter properly submitted to stockholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors, which means that the holders of more than 50% of the shares of common stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so. In that event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to our board of directors at that meeting.

Liquidation Rights

The holders of our common stock and the holders of any class or series of stock entitled to participate with the holders of our common stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of Webster Financial, whether voluntary or involuntary, will become entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which they are entitled.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. The board may not declare, and we may not pay, dividends or other distributions, unless we have paid or the board has declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and nonassessable. All shares of common stock offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of the Preferred Stock or other convertible securities, will, when issued, be fully paid and non-assessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Some Important Charter Provisions

Our Certificate of Incorporation provides for the division of our board of directors into three classes of directors, each class as nearly as equal as possible, with each serving staggered, three-year terms. Any amendment to our Certificate of Incorporation must be approved by at least two-thirds of our board of directors at a duly constituted meeting called for that purpose and also by stockholders by the affirmative vote of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that approval by the affirmative vote of at least two-thirds of the shares entitled to vote is required to amend the provisions regarding amendment of our Certificate of Incorporation, directors, bylaws, approval for acquisitions of control and offers to acquire control, criteria for evaluating offers, the calling of special meetings of stockholders, greenmail, and stockholder action by written consent. In addition, the provisions regarding business combinations may be amended only by the affirmative vote of at least 80% of the shares entitled to vote on the matter. Our bylaws may be amended by the affirmative vote of at least two-thirds of the board of directors or by stockholders by the affirmative vote of at least two-thirds of the total votes eligible to be voted, at a duly constituted meeting called for that purpose.

Our Certificate of Incorporation requires that if any individual, firm, corporation or other entity seeks to acquire the sole or shared power to vote or to direct the voting of, or to dispose of or to direct the disposition of, 10% or more of our outstanding shares of capital stock entitled to vote generally in the election of directors, such acquisition must be approved by at least two-thirds of the total number of outstanding shares of capital stock entitled to vote generally in the election of directors. In addition, prior to such acquisition, such individual, firm, corporation or other entity must obtain all required federal regulatory approvals for such acquisition.

Our Certificate of Incorporation also provides that no individual, firm, corporation or other entity may, alone or based on shared power, make any offer to buy or acquire, any solicitation of an offer to sell, any tender offer for, or any request or invitation for tender of, 10% or more of our outstanding shares of capital stock generally entitled to vote for directors without either:

(1)	receiving the approval of at least two-thirds of our directors then in office; or

(2)	obtaining approval from the appropriate federal regulatory authorities pursuant to applicable laws and regulations.

Our Certificate of Incorporation requires that business combinations between Webster Financial or any majority-owned subsidiary of Webster Financial and a 10% or more stockholder or its affiliates or associates, referred to collectively in this section as the “interested stockholder,” be approved either by:

(1)	at least 80% of the total number of outstanding shares of capital stock entitled to vote generally in the election of directors;

(2)	at least two-thirds of our continuing directors, which means those directors unaffiliated with the interested stockholder and serving before the interested stockholder became an interested stockholder; or

(3)	meet specified price and procedure requirements that provide for consideration per share generally equal to or greater than that paid by the interested stockholder when it acquired its block of stock.

The types of business combinations with an interested stockholder covered by this provision include:

•	any merger, consolidation or share exchange

•	any sale, lease, exchange, mortgage, pledge or other transfer of assets other than in the usual and regular course of business;

•	any issuance or transfer of equity securities having an aggregate market value in excess of 5% of the aggregate market value of our outstanding shares;

•	the adoption of any plan or proposal of liquidation proposed by or on behalf of an interested stockholder; or

•

any reclassification of securities, recapitalization of Webster Financial or any merger or consolidation of Webster Financial with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate ownership of the interested stockholder.

These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Webster Financial.

Our Certificate of Incorporation excludes our employee stock purchase plans and other employee benefit plans from the definition of interested stockholder.

Since the terms of our Certificate of Incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our Certificate of Incorporation and bylaws. If you would like to read our Certificate of Incorporation and bylaws, you may request a copy from us by following the directions under the heading “Where You Can Find More Information.”

NYSE Listing

Our common stock is listed on the New York Stock Exchange under the symbol “WBS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, and the applicable certificate of designation to our certificate of incorporation, determining the terms of the related series of preferred stock and our bylaws, as amended, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as holders of shares of our common stock.

General

We are authorized to issue 3,000,000 shares of preferred stock, par value $0.01 per share. As of November 21, 2008, 625,000 shares of preferred stock were issued and outstanding, consisting of 225,000 shares of 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock and 400,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B. Our certificate of incorporation, subject to limitations prescribed in our certificate of incorporation and subject to limitations prescribed by Delaware law, authorizes the board of directors, from time to time by resolution or duly authorizing committee of the board and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As a result of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board of directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of Webster Financial.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

•	the title and stated value of the preferred stock being offered;

•	the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock being offered;

•	the provisions for a sinking fund, if any, for the preferred stock being offered;

•	the provisions for redemption, if applicable, of the preferred stock being offered;

•	any listing of the preferred stock being offered on any securities exchange or market;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the preferred stock being offered;

•	whether interests in the preferred stock being offered will be represented by depositary shares and, if so, the terms of those shares;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Webster Financial;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Webster Financial; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of Webster Financial, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;

•	equally with our Series C Participating Preferred Stock and all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors.

Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

•

if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or

•

if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster Financial, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of Webster Financial be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster Financial.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

The prospectus supplement relating to a class series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless provided otherwise for any class or series of preferred stock, unless all required dividends are paid:

•	no shares of the applicable class or series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the class or series are simultaneously redeemed, and

•

we will not purchase or otherwise acquire directly or indirectly any shares of the applicable class or series of preferred stock, except by conversion into or exchange for stock of Webster Financial ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Webster Financial, provided, however, that the above restrictions will not prevent the purchase or acquisition of shares of preferred stock of the class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the class or series.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Webster Financial, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of Webster Financial, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

For those purposes, the consolidation or merger of Webster Financial with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of Webster Financial, will not be deemed to constitute a liquidation, dissolution or winding up of Webster Financial.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

Under the Delaware General Corporation Law, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or our certificate of incorporation, if the amendment would:

(1)	increase or decrease the aggregate number of authorized shares of that series of preferred stock,

(2)	increase or decrease the par value of the shares of that series of preferred stock, or

(3)	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, in which case the approval of the proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for other securities or rights of Webster Financial or other issuers, including, without limitation, common stock, debt securities, trust preferred securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or rate or the manner of calculating the price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at Webster Financial’s or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be BNY Mellon Shareowner Services.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of depositary shares or depositary share units and will be available as described under the heading “Where You Can Find More Information” above.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any. We will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for definitive depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.

Voting the Preferred Stock

We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

Webster Financial and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

We can terminate the deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipt.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

Neither the depositary nor Webster Financial will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Both Webster Financial and the depositary will be obligated to use their best judgment and to act in good faith in performing their respective duties under the deposit agreement. Each of Webster Financial and the depositary will be liable only for gross negligence and willful misconduct in performing their duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. Webster Financial and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. Webster Financial and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

Webster Financial, each depositary and any agent of Webster Financial or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will contain a description of the following terms:

•	the title of the warrants;

•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

•	the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•

the currency or currencies (including composite currencies), and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities, shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The descriptions of the trust preferred securities and the trust agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the trust preferred securities and portions of the amended and restated agreements. These descriptions do not restate those documents in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the form of trust agreement itself for a full description of the trust preferred securities, because it, and not the summaries, defines your rights as holders of the trust preferred securities. For more information, please review the form of the trust agreement and trust securities, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above. The following summary of certain terms and provisions of the trust preferred securities and the trust agreement is subject to, and is qualified in its entirety by reference to, all of the provisions of the trust preferred securities and the trust agreement, including the definitions of certain terms, and those made a part of the trust agreement by the Trust Indenture Act.

General

The trust preferred securities may be issued from time to time in one or more series. The particular terms of the trust preferred securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such securities will be outlined in the applicable prospectus supplement.

Each Trust may issue, from time to time, one series of trust preferred securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the trust agreement or that are otherwise set forth in the trust agreement of such Trust. The terms of the trust common securities issued by each Trust will be substantially identical to the terms of the preferred securities issued by such Trust. The trust common securities of a Trust will rank equally, and payments will be made proportionately, with the preferred securities of such Trust. However, if an event of default under the trust agreement of such Trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinated to the preferred securities in right of payment. The trust common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of such Trust. Webster Financial will own, directly or indirectly, all of the trust common securities of each Trust.

The trust preferred securities issued by a Trust will represent preferred undivided beneficial interests in such Trust. The holders of the trust preferred securities of a Trust will be entitled to a preference over the trust common securities of such Trust with respect to the payment of distributions and amounts payable on redemption of the trust preferred securities or the liquidation of such Trust under the circumstances described under “—Subordination of Trust Common Securities.” The term “trust securities” as used in this prospectus collectively means the trust common securities and the trust preferred securities of a Trust. Each Trust will qualify its trust agreement as an indenture under the Trust Indenture Act, and its trust agreement is subject to, and governed by, the Trust Indenture Act.

A Trust that offers preferred trust securities will describe the specific terms of the trust preferred securities it is offering in the applicable prospectus supplement, including the following:

•	the specific designation, number and purchase price of the trust preferred securities;

•

the annual distribution rate, or method of calculation of the distribution rate, for the trust preferred securities and, whether such distributions will be cumulative and, if so, the dates from which and upon which distributions will accumulate and be payable and the record dates;

•

whether distributions on the trust preferred securities may be deferred and, if so, the maximum number of distributions that may be deferred, the maximum extension period and the other terms and conditions of such deferrals;

•

the liquidation amount per trust preferred security which will be paid out of the assets of such Trust to the holders upon voluntary or involuntary dissolution, winding-up and liquidation of such Trust;

•

the obligation or right, if any, of such Trust to purchase or redeem its trust preferred securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, such Trust will or may purchase or redeem, in whole or in part, the trust preferred securities pursuant to its obligation or right to purchase or redeem;

•

the terms and conditions, if any, upon which the trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into common stock or other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, the initial conversion or exchange price or rate per trust preferred security, the date or dates on which or period or periods within which the conversion or exchange may be effected and whether such Trust will have the option to convert such trust preferred securities into cash;

•	if applicable, any securities exchange upon which the trust preferred securities will be listed;

•

the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the trust agreement;

•	the terms and conditions, if any, upon which junior subordinated debentures held by such Trust may be distributed to holders of preferred securities;

•	the title or designation and terms of any securities with which the preferred securities are issued as a unit;

•	whether the trust preferred securities will or may be represented by one or more global certificates;

•	whether the trust preferred securities are issuable in book-entry only form and, if so, the identity of the depository and disclosure relating to the depository arrangements; and

•

any other rights, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement or with applicable law, which may differ from those described herein.

Each Trust offering trust preferred securities will also describe certain material United States federal income tax considerations applicable to such trust preferred securities in the applicable prospectus supplement.

The trust preferred securities of each Trust will rank equally, and payments will be made on the trust preferred securities equally, with the trust common securities of such Trust except as described under “—Subordination of Trust Common Securities.” Each Trust will use the proceeds from the sale of trust preferred securities and trust common securities to purchase an aggregate principal amount of junior subordinated debentures of Webster Financial equal to the aggregate liquidation amount of the trust preferred securities and trust common securities. The property trustee of each Trust will hold legal title to the junior subordinated debentures for the benefit of the holders of the related trust securities. In addition, Webster Financial will execute a guarantee for the benefit of the holders of the related trust preferred securities. The guarantees will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the Trusts when they do not have funds legally available for payment. See “Description Of Guarantees.”

The revenue of each Trust available for distribution to holders of its trust preferred securities will be limited to payments under the related junior subordinated debentures of Webster Financial. If Webster Financial fails to make a required payment in respect of those junior subordinated debentures, the relevant Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities.

Deferral of Distributions

So long as no junior subordinated debenture event of default has occurred and is continuing, we will have the right under the junior subordinated debenture indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time for up to the maximum extension period specified in the applicable prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of the junior subordinated debentures. If we elect to exercise our right to defer such payment of interest, the relevant Trust will defer distributions on the related trust preferred securities during any extension period. Distributions to which holders of the trust preferred securities are entitled during any extension period will continue to accumulate additional distributions specified in the applicable prospectus supplement; provided that the additional distributions may not exceed the interest rate accruing on the related junior subordinated debentures. We have no current intention to exercise our right to defer payments of interest on the junior subordinated debentures we may issue and, accordingly, distributions on the related trust preferred securities.

Redemption

Upon the repayment at the stated maturity or redemption, in whole or in part, before the stated maturity of the junior subordinated debentures, the property trustee of the relevant Trust will apply the proceeds from the repayment or redemption to redeem an aggregate liquidation amount of the trust securities issued by such Trust equal to the aggregate principal amount of the junior subordinated debentures so repaid or redeemed, upon not less than 30 nor more than 60 days’ prior written notice, at a redemption price equal to the aggregate liquidation amount plus accumulated distributions to the redemption date. The relevant Trust will redeem its trust securities and pay the applicable redemption price on the redemption date only to the extent that it has funds legally available for the payment thereof. See “—Subordination of Trust Common Securities.”

If Webster Financial redeems less than all of the junior subordinated debentures issued to a Trust before the stated maturity of the junior subordinated debentures, then such Trust will use the proceeds of the redemption to redeem the related trust securities proportionately between its trust preferred securities and trust common securities except as described under “—Subordination of Trust Common Securities.” If such Trust redeems less than all of the trust preferred securities held in book-entry form, if any, it will redeem its trust preferred securities in accordance with the procedures of The Depository Trust Company, also known as DTC. See “—Global Trust Preferred Securities.”

Redemption Procedures

Unless otherwise provided in the relevant trust agreement and described in the applicable prospectus supplement, if a Trust gives a notice of redemption in respect of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available:

•

with respect to trust preferred securities held by DTC or its nominee, the property trustee will deposit, or cause the paying agent for the trust preferred securities to deposit, irrevocably with DTC, funds sufficient to pay the applicable redemption price, and

•

with respect to trust preferred securities held in certificated form, the property trustee will irrevocably deposit with the paying agent, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities.

If the relevant Trust has given a notice of redemption and has deposited funds irrevocably as required, then, upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of the holders to receive the applicable redemption price, but without interest thereon, and the trust preferred securities will cease to be outstanding. In the event that any redemption date is not a business day, then the relevant Trust will pay the applicable redemption price payable on that date on the next succeeding day that is a business day, and without any interest or other payment in respect of any delay, with the same force and effect as if made on that date. In the event that a Trust or Webster Financial improperly withholds payment or refuses to pay and has not paid the applicable redemption price under the guarantee as described under “Description Of Guarantees”:

•

distributions on the related trust preferred securities will continue to accumulate from the redemption date originally established by such Trust to the date the applicable redemption price is actually paid, and

•	the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

Subject to applicable law, including, without limitation, United States federal securities law, Webster Financial or its subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Liquidation of the Trusts and Distribution of Junior Subordinated Debentures

Webster Financial will have the right at any time to dissolve each Trust and cause the related junior subordinated debentures to be distributed to the holders of the trust securities of such Trust in liquidation of such Trust after satisfaction of liabilities to creditors of such Trust as required by applicable law. Unless otherwise stated in a Trust’s trust agreement and described in the applicable prospectus supplement, this right to dissolve will be subject to Webster Financial having received an opinion of counsel to the effect that the distribution will not be a taxable event to holders of the trust preferred securities of such Trust and subject to any regulatory approval.

Each Trust will automatically dissolve upon the first to occur of:

(1)	certain events of bankruptcy, dissolution or liquidation of Webster Financial,

(2)	the distribution of the related junior subordinated debentures to the holders of the trust securities of such Trust, if Webster Financial, as sponsor, has given written direction to the property trustee to dissolve such Trust, which direction is optional and, except as described above, wholly within the discretion of Webster Financial, as sponsor,

(3)	the conversion, exchange or redemption of all of the trust securities of such Trust,

(4)	expiration of the term of such Trust, and

(5)	the entry of an order for the dissolution of such Trust by a court of competent jurisdiction.

If a dissolution occurs as described in clause (1), (2), (4) or (5) above, the trustees of the dissolved Trust will liquidate such Trust as expeditiously as they determine to be possible by distributing, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, to the holders of the trust securities the related junior subordinated debentures. If the property trustee determines that the distribution is not practicable, the holders of the trust securities will be entitled to receive out of the assets of such Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, a liquidation distribution, which is an amount equal to the aggregate of the liquidation amount per trust security specified in the applicable prospectus supplement plus accumulated distributions thereon to the date of payment. If the dissolved Trust can only pay the liquidation distribution in part because it has insufficient assets legally available to pay in full the aggregate liquidation distribution, then it will pay amounts on its trust securities proportionately, except that if a junior subordinated debenture event of default has occurred and is continuing, the trust preferred securities of such Trust will have a priority over its trust common securities in respect of liquidation distributions. See “—Subordination of Trust Common Securities.”

After a date is fixed for any distribution of junior subordinated debentures to holders of the related trust securities:

(1)	the trust securities will no longer be deemed to be outstanding,

(2)	each registered global certificate, if any, representing the trust securities will be exchanged for a registered global certificate representing the junior subordinated debentures to be delivered upon distribution, and

(3)	any trust securities in certificated form will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities, and bearing accrued interest in an amount equal to the accumulated distributions on the trust securities until certificates are presented to the administrative trustees or their agent for cancellation, whereupon Webster Financial will issue to the holder, and the junior subordinated debenture trustee will authenticate, junior subordinated debentures in certificated form.

There can be no assurance as to the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of a Trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the junior subordinated debentures that the investor may receive on dissolution and liquidation of a Trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Subordination of Trust Common Securities

Each Trust that issues trust securities will pay distributions on, and the applicable redemption price of, the trust securities equally among its trust preferred securities and its trust common securities based on their respective liquidation amounts; provided, however, that if on any distribution date or redemption date a junior subordinated debenture event of default has occurred and is continuing, the relevant Trust will not pay any distribution on, or applicable redemption price of, any of its trust common securities, and will not make any other payment on account of the redemption, liquidation or other acquisition of its trust common securities, unless payment in full in cash of all accumulated distributions on all of its outstanding trust preferred securities for all distribution periods terminating on or before the redemption, liquidation or other acquisition, or in the case of payment of the applicable redemption price, the full amount of the redemption price, will have been made or provided for. The property trustee of such Trust will apply all available funds first to the payment in full in cash of all distributions on, or applicable redemption price of, the trust preferred securities then due and payable.

Upon the occurrence and continuance of an event of default under a Trust’s trust agreement, Webster Financial, as the holder of the trust common securities of such Trust, will be deemed to have waived any right to act with respect to that event of default until the effect of the event of default will have been cured, waived or otherwise eliminated. Until any event of default has been so cured, waived or otherwise eliminated, the property trustee of such Trust will act solely on behalf of the holders of the trust preferred securities of such Trust and not on behalf of Webster Financial as the trust common securities holder, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

The occurrence of a junior subordinated debenture event of default, as described under “Description Of Junior Subordinated Debentures—Junior Subordinated Debenture Events of Default,” will constitute an event of default under the trust agreement for each Trust, unless otherwise provided in the trust agreement for such Trust and described in the applicable prospectus supplement. Within the time period specified in each trust agreement, the property trustee will transmit notice of an event of default of which it has actual knowledge to the holders of the trust preferred securities of the relevant Trust, the administrative trustees of such Trust and Webster Financial, as sponsor, unless the event of default will have been cured or waived.

For a discussion of the limited circumstances in which holders of trust preferred securities may bring a direct action against Webster Financial, see “Description Of Junior Subordinated Debentures—Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

Removal of Trustees

Unless a junior subordinated debenture event of default has occurred and is continuing, Webster Financial, as the holder of trust common securities of each Trust, may remove the trustees at any time. If a junior subordinated debenture event of default has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities of such Trust may remove the property trustee and the Delaware trustee at such time. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Webster Financial as the trust common securities holder. No resignation or removal of a trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of that trustee, will be the successor of that trustee under the trust agreement, provided that person will be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trusts

Each Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under “—Liquidation of the Trusts and Distribution of Junior Subordinated Debentures.” Each Trust may, at the request of Webster Financial, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state of the United States; provided, that:

(1)	the successor entity either:

•	expressly assumes all of the obligations of such Trust with respect to the trust securities of such Trust, or

•

substitutes for the trust securities of such Trust successor securities, which are securities having substantially the same terms as the trust securities of such Trust, so long as the successor securities rank the same as such trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

(2)	Webster Financial expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee with respect to the related junior subordinated debentures,

(3)	the successor securities are listed, or any successor securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the trust securities of such Trust are then listed, if any,

(4)	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust securities, including any successor securities, of such Trust or the related junior subordinated debentures to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization,

(5)	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Trust in any material respect, other than any dilution of the holders’ interests in the new entity,

(6)	the successor entity has a purpose substantially identical to that of such Trust;

(7)	prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Webster Financial has received an opinion from independent counsel to such Trust experienced in these matters to the effect that:

•

the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Trust in any material respect, other than any dilution of the holders’ interests in the new entity, and

•

following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended, and

(8)	Webster Financial or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, no Trust will, except with the consent of each holder of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause such Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

Except as provided below and under “—Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trusts” and “Description Of Guarantees—Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of trust preferred securities will have no voting rights.

Webster Financial, the property trustee and the administrative trustees may amend from time to time the trust agreement of each Trust, without the consent of the holders of the trust securities of such Trust:

(1)	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement, provided, however, that the modification will not adversely affect in any material respect the interests of the holders of the trust securities; or

(2)	to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that such Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure that such Trust will not be required to register as an investment company under the Investment Company Act;.

Subject to the immediately preceding paragraph, the trustees and Webster Financial may amend from time to time the trust agreement of each Trust:

•	with the consent of holders of a majority in liquidation amount of the outstanding trust securities of such Trust, and

•

upon receipt by the trustees, other than the administrative trustees, of an opinion of nationally recognized counsel experienced in these matters to the effect that the amendment or the exercise of any power granted to such trustees in accordance with the amendment will not affect such Trust’s status as a grantor trust for United States federal income tax purposes or such Trust’s exemption from status as an investment company under the Investment Company Act;

provided, however, that, without the consent of each holder of such trust securities, the trust agreement of a Trust may not be amended to:

•	change the distribution rate, or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment,

•	change the purpose of such Trust,

•	authorize the issuance of any additional beneficial interests in such Trust,

•	change the conversion, exchange or redemption provisions of such trust securities,

•	change the conditions precedent for Webster Financial to elect to dissolve such Trust and distribute the related junior subordinated debentures to the holders of such trust securities,

•	change the liquidation distribution or other provisions of such trust securities relating to the distribution of amounts payable upon the dissolution and liquidation of such Trust,

•	affect the limited liability of any holder of the trust securities, or

•

restrict the right of a holder of such trust securities to institute suit for the enforcement of any required payment on or after the due date therefor or for the conversion or exchange of the trust securities in accordance with their terms.

So long as the property trustee holds any junior subordinated debentures, the trustees will not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated debenture trustee, or execute any trust or power conferred on the property trustee, with respect to the junior subordinated debentures,

•	waive certain past defaults under the junior subordinated debenture indenture,

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the junior subordinated debentures, or

•	consent to any amendment, modification or termination of the junior subordinated debenture indenture or the junior subordinated debentures, where consent will be required,

without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of such Trust; provided, however, that where a consent under the junior subordinated debenture indenture would require the consent of each holder of junior subordinated debentures affected thereby, the property trustee will not consent without the prior approval of each holder of the related trust preferred securities.

The trustees will not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the related junior subordinated debentures. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions, the trustees other than the administrative trustees will obtain an opinion of nationally recognized counsel experienced in these matters to the effect that such Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

Any required approval of holders of trust preferred securities may be given at a meeting of the holders convened for this purpose or by written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by Webster Financial or any affiliate of Webster Financial will, for purposes of this vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

If specified in the applicable prospectus supplement, trust preferred securities may be represented by one or more global certificates deposited with, or on behalf of, DTC, or other depository identified in the prospectus supplement, or a nominee of DTC or other depository, in each case for credit to an account of a participant in DTC or other depository. The identity of the depository and the specific terms of the depository arrangements with respect to the trust preferred securities to be represented by one or more global certificates will be described in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, DTC will be the depository and the depository arrangements described in this prospectus.

Payment and Paying Agent

Payments in respect of any global certificate representing trust preferred securities will be made to Cede & Co. as nominee of DTC or other applicable depository or its nominee, which will credit the relevant accounts at DTC or other depository on the applicable payment dates, while payments in respect of trust preferred securities in certificated form will be made by check mailed to the address of the holder entitled thereto as the address will appear on the register. The paying agent of each Trust will initially be the property trustee or such Trust and any co-paying agent chosen by the property trustee of such Trust and acceptable to the administrative trustees of such Trust and Webster Financial. The paying agent will be permitted to resign as paying agent upon 30 days’ prior written notice to the property trustee of the relevant Trust, the administrative trustees of the relevant Trust and Webster Financial. In the event that the property trustee will no longer be the paying agent, the administrative trustees of the relevant Trust will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees of the relevant Trust and Webster Financial, to act as paying agent.

Registrar and Transfer Agent

The property trustee of each Trust will act as registrar and transfer agent for the trust preferred securities of such Trust. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of each Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trusts will not be required to register or cause to be registered the transfer of their trust preferred securities after such securities have been converted, exchanged, redeemed or called for redemption.

Information Concerning the Property Trustees

The property trustee of each Trust, other than during the occurrence and continuance of an event of default under the trust agreement, will undertake to perform only the duties as are specifically set forth in the trust agreement of such Trust and, during the continuance of that event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of its own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of the related trust securities unless it is offered indemnity satisfactory to the property trustee against the costs, expenses and liabilities that might be incurred thereby. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of trust preferred securities or trust common securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by Webster Financial and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the related trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Governing Law

The trust agreements of the Trusts and their trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The administrative trustees of each Trust are authorized and directed to conduct the affairs of and to operate each Trust in such a way that:

•	such Trust will not be deemed to be an investment company required to be registered under the Investment Company Act,

•	such Trust will be classified as a grantor trust for United States federal income tax purposes and

•	the related junior subordinated debentures will be treated as indebtedness of Webster Financial for United States federal income tax purposes.

Webster Financial and the administrative trustees of each Trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement of such Trust, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as that action does not materially adversely affect the interests of the holders of the related trust securities.

Holders of trust preferred securities will not have any preemptive or similar rights.

No Trust may borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF GUARANTEES

Webster Financial will execute and deliver a guarantee concurrently with the issuance by each Trust of its trust preferred securities for the benefit of the holders from time to time of the trust preferred securities of such Trust. Each guarantee will be held for benefit of the holders of the trust preferred securities of the relevant Trust by a guarantee trustee. Webster Financial will qualify each guarantee as an indenture under the Trust Indenture Act, and each guarantee will be subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the guarantees, including the definitions of terms, and those made a part of the guarantees by the Trust Indenture Act. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading “Where You Can Find More Information” above. The descriptions of the guarantees herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the forms of guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, each of which has been or will be filed as an exhibit to the registration statement of which this prospectus is a part, because those documents, and not the summaries, define your rights as holders of trust preferred securities to which a guarantee applies.

General

Unless otherwise specified in the applicable prospectus supplement, Webster Financial will irrevocably agree to pay in full on a subordinated basis, to the extent set forth in each guaranty, the guarantee payments to the holders of the related trust preferred securities of the relevant Trust, as and when due, except to the extent paid by such Trust, regardless of any defense, right of set-off or counterclaim that such Trust may have or assert other than the defense of payment. The following payments constitute guarantee payments with respect to trust preferred securities and, to the extent not paid by or on behalf of the relevant Trust, will be subject to the guarantee:

(1)	any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that such Trust has funds legally available therefor at such time;

(2)	the applicable redemption price with respect to the trust preferred securities called for redemption, to the extent that such Trust has funds legally available therefor at such time; and

(3)	upon a voluntary or involuntary dissolution, winding-up or liquidation of such Trust, other than in connection with the distribution of the related junior subordinated debentures to holders of the trust preferred securities or the redemption, conversion or exchange of the trust preferred securities, the lesser of:

•	the amounts due upon the dissolution and liquidation of such Trust, to the extent that such Trust has funds legally available therefor at the time, and

•

the amount of assets of such Trust remaining available for distribution to holders of its trust preferred securities after satisfaction of liabilities to creditors of such Trust as required by applicable law.

The guarantees will be guarantees on a subordinated basis (as described under “-Ranking” below) of the relevant Trust’s obligations under its trust preferred securities but will apply only to the extent that the relevant Trust has funds sufficient to make the payments. If we do not make interest payments on the corresponding junior subordinated debentures held by a Trust, we expect that such Trust will not pay distributions on its trust preferred securities and will not have funds legally available for such payments.

Webster Financial’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Webster Financial to the holders of the trust preferred securities entitled to those payments or by causing the relevant Trust to pay those amounts to the holders.

Webster Financial will, through the guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, taken together, fully, irrevocably and unconditionally guarantee all of each Trust’s obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each Trust’s obligations under its trust preferred securities.

Ranking

Each guarantee will constitute an unsecured obligation of Webster Financial and will rank:

(1)	subordinate and junior in right of payment to all other liabilities of Webster Financial, including the senior debt securities, the senior subordinated debt securities and the junior subordinated debentures, except those made equally or subordinate by their terms, and

(2)	senior to all capital stock now or hereafter issued by Webster Financial and to any guarantee now or hereafter entered into by Webster Financial in respect of any of its capital stock. The trust agreement provides that each holder of trust preferred securities by acceptance of the trust preferred securities agrees to the subordination provisions and other terms of the related guarantee. The guarantee in respect of the preferred trust securities of each Trust will rank equally with all other guarantees issued or to be issued by Webster Financial with respect to the trust preferred trust securities of the other Trusts and the securities of other trusts similar to the Trusts.

The guarantees will not limit the amount of secured or unsecured debt, including senior indebtedness under the junior subordinated debenture indenture, that may be incurred by Webster Financial or any of its subsidiaries.

Guarantee of Payment

Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against Webster Financial to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. A guarantee will not be discharged except by payment of the related guarantee payments in full to the extent not paid by the relevant Trust or upon distribution of its trust preferred securities to the holders of the related junior subordinated debentures.

Certain Covenants of Webster Financial

In general, we will covenant in each guarantee that, so long as any trust preferred securities remain outstanding, if:

•

any event shall have occurred that, to our actual knowledge, is an event of default under the indenture regarding the applicable series of junior subordinated debentures and we shall not have taken reasonable steps to cure that event of default;

•	we shall be in default regarding our payment of any obligations under the related guarantee; or

•

we shall have given notice of our election to exercise our right to begin or extend an extension period for deferral of interest payments on the junior subordinated debentures, as described under the caption “Description of Junior Subordinated Debentures—Option to Defer Interest Payments” and we shall not have rescinded that notice and the extension period or any extension thereof has commenced and is continuing, then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock;

•

make any payment of principal of, or premium, if any, or interest on, or repay, repurchase or redeem, any of our debt securities, including our other junior subordinated debentures, that rank equally with or junior in right of payment to the junior subordinated debentures; or

•

make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks equally with or junior in right of payment to these junior subordinated debentures;

provided, however, that we may do the following at any time:

(a)	declare and pay dividends or make distributions payable in shares of our common stock or in options, warrants or rights to subscribe for or purchase shares of our common stock;

(b)	make payments under the guarantee;

(c)	declare and pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under any such plan in the future, or redeem or repurchase any rights issued pursuant to such a plan;

(d)	purchase or acquire common stock related to the issuance of common stock or rights, or in connection with the satisfaction of our obligations under, any of our benefit plans for our directors, officers or employees or under any of our dividend reinvestment plans;

(e)	carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; and

(f)	purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities of a Trust, in which case no approval will be required, the guarantee of such trust preferred securities may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding trust preferred securities of such Trust. The manner of obtaining any approval will be as set forth under “Description Of Trust Preferred Securities—Voting Rights; Amendment of a Trust Agreement.” All guarantees and agreements contained in a guarantee will bind the successors, assigns, receivers, trustees and representatives of Webster Financial and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

An event of default under a guarantee will occur upon the failure of Webster Financial to perform any of its payment or other obligations under the guarantee, provided that, except with respect to a default in respect of any guarantee payment, Webster Financial will have received notice of the default and will not have cured the default within 90 days of receipt of a notice of default. The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce a guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against Webster Financial to enforce its rights under the guarantee without first instituting a legal proceeding against the relevant Trust, the guarantee trustee or any other person or entity.

Termination

A guarantee will terminate and be of no further force and effect upon full payment of the applicable redemption price of the related trust preferred securities, upon full payment of all amounts due upon the dissolution and liquidation of the relevant Trust or upon the conversion or exchange of all of the related trust preferred securities, whether upon distribution of junior subordinated debentures to the holders of such trust preferred securities or otherwise. A guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Governing Law

The guarantees will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by Webster Financial in performance of a guarantee, will undertake to perform only the duties as are specifically set forth in the relevant guarantee and, during the continuance of that default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the guarantee trustee will not be under any obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of the related trust preferred securities unless it is offered indemnity satisfactory to the guarantee trustee against the costs, expenses and liabilities that might be incurred thereby.

Limited Purpose of the Trusts

The trust preferred securities issued by a Trust will represent preferred beneficial interests in such Trust. Each Trust exists for the sole purpose of issuing and selling its trust securities, using the proceeds from the sale of its trust securities to acquire the related junior subordinated debentures of Webster Financial and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Dissolution

Unless the junior subordinated debentures are distributed to holders of the related trust securities, upon any voluntary or involuntary dissolution and liquidation of a Trust, after satisfaction of the liabilities of creditors of such Trust as required by applicable law, the holders of the trust securities of such Trust will be entitled to receive, out of assets held by such Trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities—Liquidation of the Trusts and Distribution of Junior Subordinated Debentures.” Upon any voluntary or involuntary liquidation or bankruptcy of Webster Financial, the property trustee of a Trust that has issued preferred trust securities, as holder of the related junior subordinated debentures, would be a creditor of Webster Financial, subordinated in right of payment to all senior indebtedness under the junior subordinated debenture indenture, but entitled to receive payment in full of principal and premium, if any, and interest in respect of such junior subordinated debentures, before any stockholders of Webster Financial receive payments or distributions.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from Webster Financial, and obligating Webster Financial to sell to the holders, a number of debt securities, shares of our common stock, preferred stock or depositary shares or warrants, or trust preferred securities of one or more of the Trusts, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations of Webster Financial, trust preferred securities of one or more of the Trusts, or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.

The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the purchase contracts. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

PLAN OF DISTRIBUTION

Webster Financial, the Trusts or the selling securityholders may sell the offered securities:

•	directly to purchasers,

•	through agents,

•	through dealers,

•	through underwriters,

•	directly to its stockholders, or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to Webster Financial and/or the relevant Trust or selling securityholder from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

Webster Financial, each Trust or the selling securityholders may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

Webster Financial, each Trust or a selling securityholder may directly solicit offers to purchase offered securities. Agents designated by Webster Financial, a Trust or a selling securityholder from time to time may also solicit offers to purchase offered securities. Any agent designated by Webster Financial, a Trust or a selling securityholder, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Webster Financial, a Trust or a selling securityholder to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, Webster Financial, the relevant trust Trust or the selling securityholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, Webster Financial, the relevant Trust (if any) or a selling securityholder (if any) will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from Webster Financial, the relevant Trust or the selling securityholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, Webster Financial, the relevant Trust or a selling securityholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from Webster Financial, the relevant Trust or a selling securityholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

•

if the offered securities are also being sold to underwriters, Webster Financial, the relevant Trust or a selling securityholder will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Webster Financial, the relevant Trust or a selling securityholder. Any remarketing firm will be identified and the terms of its agreement, if any, with Webster Financial, the relevant Trust or a selling securityholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we, the relevant Trust or the selling securityholder may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we, the relevant Trust or the selling securityholder grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with Webster Financial, the relevant Trust or a selling securityholder, to indemnification by Webster Financial, the relevant Trust or a selling securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, Webster Financial or the selling securityholder in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with the resale of securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain U.S. federal income tax matters may be passed upon for us by Hogan & Hartson LLP, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Webster Financial as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

6,630,000 Shares

Common Stock

Prospectus Supplement

December 21, 2010

Barclays Capital